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S&C Draft of December 11, 2001

3,300,000 Shares
Class B Common Stock
(no par value)

UNDERWRITING AGREEMENT

December [  ], 2001

UNDERWRITING AGREEMENT

    December [  ], 2001

UBS Warburg LLC
Adams, Harkness & Hill, Inc.
First Union Securities, Inc.
as Managing Underwriters
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

    Tier Technologies, Inc., a California corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 3,000,000 shares (the "Company Firm Shares") of Class B Common Stock, no par value (the "Common Stock"), of the Company, and the shareholders listed on Schedule B hereto (the "Selling Shareholders"), propose to sell to the Underwriters an aggregate of 300,000 shares of Common Stock in the amounts set forth opposite each Selling Shareholder's name on Schedule B (the "Selling Shareholders' Firm Shares," and together with the Company Firm Shares, the "Firm Shares"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 495,000 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares". The Shares are described in the Prospectus which is referred to below.

    The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-74192) including a prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses and the documents incorporated by reference therein (each thereof, including the documents incorporated therein by reference, being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "Registration Statement", and the prospectus, including all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second (2nd) business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus".

    The Company, the Selling Shareholders and the Underwriters agree as follows:

    1.  Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders each agree to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Selling Shareholders the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $[  ] per Share. The Company and the Selling Shareholders are advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

    In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time (but not more than once) on or before the thirtieth (30th) day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second (2nd) business day1 after the date on which the option shall have been exercised nor later than the tenth (10th) business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

As used herein "business day" shall mean a day on which the Nasdaq National Market is open for trading.

    2.  Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and the Custodian on behalf of the Selling Shareholders by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made on or around 10:00 A.M., New York City time, on December [  ], 2001 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase." Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify on the second (2nd) business day preceding the time of purchase.

    Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you in such names and in such denominations as you shall specify no later than the second (2nd) business day preceding the additional time of purchase.

    3.  Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

      (a) the Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act; and when the Registration Statement becomes effective, the Registration Statement and the Prospectus will comply in all material respects with the provisions of the Act, and the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement shall have been so described or filed such that the Registration Statement and the Prospectus, at the time when the Registration Statement becomes effective, will comply in all material respects with the provisions of the Act; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; the documents incorporated by reference in the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act;

      (b) as of the date of this Agreement, the Company has an authorized capitalization as set forth under the table heading entitled "Shareholders' equity" in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized capitalization as set forth under the table heading entitled "Shareholders' equity" in the section of the Registration Statement and the Prospectus entitled "Capitalization"; the number of shares of capital stock disclosed in the Registration Statement and the Prospectus as being issued and outstanding as of September 30 and November 27, 2001 is accurate as of such dates; all of the issued and outstanding shares of capital stock including Common Stock, Class A Common Stock and any preferred stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; no further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company or for the sale of the Shares to be sold by the Selling Shareholders as contemplated herein;

      (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement;

      (d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operation of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect"). The Company has no subsidiaries (as defined in the Act) other than Tier Technologies (Australia) PTY Limited, Tier Technologies (United Kingdom), Inc., Tsource, Inc., ADC Consultants PTY Limited and Simsion Bowles & Associates (collectively, the "Subsidiaries"); other than the Subsidiaries and as described in the Registration Statement, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the articles of incorporation and of the by-laws of the Company and organizational documents of the Subsidiaries and, in each case, all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except for pledges of the Subsidiaries' capital stock under the Company's existing credit facility) are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

      (e) neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), its respective articles of incorporation, by-laws or other organizational documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties is bound, other than breaches or defaults as would not be reasonably expected to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the articles of incorporation, by-laws or other organizational documents of the Company or any of its Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, other than conflicts, breaches or defaults as would not be reasonably expected to have a Material Adverse Effect;

      (f)  this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles and limitations on the availability of equitable remedies;

      (g) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus;

      (h) the Shares have been duly and validly authorized by the Company and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable;

      (i)  no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated hereby other than registration of the Shares under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD");

      (j)  except as described in the Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company upon the issue and sale of the Shares to the Underwriters hereunder or otherwise, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares, in each case, other than those that have been expressly waived prior to the date hereof;

      (k) PricewaterhouseCoopers LLP, who have certified certain consolidated financial statements of the Company and its Subsidiaries are independent public accountants as required by the Act;

      (l)  each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule (collectively, "Permits"), and has obtained all necessary authorizations, consents and approvals from other persons (collectively, "Approvals"), in order to conduct its business as described in the Registration Statement and the Prospectus, other than such Permits or Approvals the failure of which to have or obtain would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such Permit or Approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which would be reasonably expected to have a Material Adverse Effect;

      (m) to the Company's knowledge, there are no actions, suits, claims, investigations or proceedings pending or overtly threatened to which the Company or any of its Subsidiaries or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, would reasonably be expected to result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

      (n) the consolidated financial statements and schedules of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates of such financial statements and schedules, and the results of operations and cash flows of the Company and its Subsidiaries for the respective periods covered thereby; such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods covered thereby; and the selected financial data set forth in the Prospectus under the captions "Summary Consolidated Financial Data," "Capitalization" and "Selected Consolidated Financial Data" are accurately presented in all material respects and prepared on a basis consistent with such financial statements;

      (o) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development which, in the Company's reasonable judgment, would reasonably be expected to cause a material adverse change, in the business, properties, assets, results of operations, condition (financial or otherwise), or operations of the Company and its Subsidiaries taken as a whole,

  (ii) any transaction by the Company or any of its Subsidiaries which is material to the Company or its Subsidiaries taken as a whole, except transactions in the ordinary course of business or pursuant to this Agreement, (iii) any obligation, direct or contingent, which is material to the Company and its Subsidiaries taken as a whole, incurred by the Company or its Subsidiaries, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock (other than as a result of exercises of outstanding options under currently existing option plans or issuances of Common Stock under the Company's currently existing Employee Stock Purchase Plan) or material increase in the indebtedness of the Company or its Subsidiaries, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor its Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement;

      (p) the Company is not and, immediately after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

      (q) except as disclosed in or specifically contemplated by the Prospectus, the Company and its Subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations necessary for their business as described in the Registration Statement and the Prospectus; the Company has no knowledge of any infringement by the Company or any of its Subsidiaries of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others that would reasonably be expected to result in a Material Adverse Effect; and, to the Company's knowledge, no claim has been made against the Company or any of its Subsidiaries regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which, if adversely decided, would reasonably be expected to result in a Material Adverse Effect;

      (r) except as would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect, the Company and each of its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon, other than filings or payments being contested in good faith; and the Company has no knowledge of any tax deficiency which has been asserted or overtly threatened against the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect;

      (s) each of the Company and its Subsidiaries maintains insurance of the types and in the amounts which it deems adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

      (t)  neither the Company nor any of its Subsidiaries has at any time during the last five years (i) made any unlawful contribution, or failed to disclose fully any contribution to any candidate for foreign office that was made in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws, rules and regulations of the United States or any jurisdiction thereof;

      (u) the Company has not taken and will not take, directly or indirectly through any of its directors, officers or controlling persons, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

      (v) the Common Stock has been registered pursuant to Section 12(g) of the Exchange Act, and the Shares have been listed for quotation on the Nasdaq National Market;

      (w) the Company does not know of any claims for services in the nature of a finder's fee, brokerage fee or otherwise with respect to this offering for which the Company or any of the Underwriters may be responsible other than the discount to the Underwriters under this Agreement;

      (x) the Company and each of its Subsidiaries has good and marketable title to all property and assets described in the Registration Statement and the Prospectus as being owned by it, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable and except such as are disclosed in the Registration Statement and the Prospectus or the financial statements of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus or such as would not reasonably be expected to have a material adverse effect on the value of such property or assets or in the Company's ability to use them; any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries; the Company owns or leases all such properties as are necessary to its business as described in the Registration Statement and the Prospectus, except where the failure to so own or lease would not result in a Material Adverse Effect; and

      (y) the contracts and other agreements or documents which are required to be filed as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or its Subsidiaries and are in full force and effect on the date hereof (except for the full recourse promissory notes, filed as Exhibits 10.5, 10.8, 10.18, 10.19 and 10.38, respectively, to the Company's Annual Report on Form 10-K, for the period ended September 30, 2001, each of which has been paid and otherwise satisfied in full); all contracts and other agreements or documents which are not filed as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or its Subsidiaries and are in full force and effect on the date hereof except to the extent that the failure to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries, nor, to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts except to the extent that such breach or default would not have a Material Adverse Effect.

    4.  Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

      (a) all consents, approvals, authorizations and orders required to have been obtained by such Selling Shareholder for the execution and delivery by or on behalf of such Selling Shareholder of this Agreement, the Power-of-Attorney and the Custody Agreement (the Power-of-Attorney and the Custody Agreement, together, the "Custody Agreement") and the consummation by such Selling Shareholder of the transactions as contemplated by this Agreement and the Custody Agreement have been obtained; and such Selling Shareholder has full right, power and capacity to enter into this Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

      (b) this Agreement and the Custody Agreement have each been executed and delivered by or on behalf of such Selling Shareholder and each such document constitutes a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles and limitations on the availability of equitable remedies;

      (c) the sale of the Shares to be sold by such Selling Shareholder hereunder and the performance by such Selling Shareholder of this Agreement and the Custody Agreement and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby will not conflict with or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or such Selling Shareholder's properties may be bound, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to such Selling Shareholder, other than conflicts, breaches or defaults as would not reasonably be expected to materially impair such Selling Shareholder's ability to consummate the transactions contemplated by this Agreement and the Custody Agreement; and such sale can not be matched with a corresponding purchase prior to the time of delivery for purposes of Section 16(b) of the Exchange Act;

      (d) such Selling Shareholder has, and at the time of purchase will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to each of the several Underwriters who have purchased such Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the applicable Uniform Commercial Code, other than any liens, encumbrances, equities or claims created by the Underwriters;

      (e) such Selling Shareholder has the authority to and has executed and delivered a lock-up agreement in the form attached hereto as Exhibit A;

      (f)  such Selling Shareholder has not taken and will not at any time take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

      (g) to the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder agrees to deliver to you prior to or at the time of purchase a properly completed and executed United States Treasury Department Substitute Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

    Each Selling Shareholder represents and warrants that a certificate in negotiable form representing all of the Shares to be sold by such Selling Shareholder has been or will be prior to the time of purchase placed in custody under the Custody Agreement, in the form heretofore furnished to you, duly endorsed for transfer or accompanied by blank stock powers, and that such Selling Shareholder has duly executed and delivered a power-of-attorney, in the form heretofore furnished to you (the "Power-of-Attorney"), appointing James L. Bildner as such Selling Shareholder's attorney-in-fact (the "Attorney-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine (subject to the provisions of the Custody Agreement) the purchase price to be paid by the Underwriters to such Selling Shareholder as provided in Section 1 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

    Each Selling Shareholder specifically agrees that the Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorney-in-Fact by the Power-of-Attorney, are to that extent irrevocable. Each Selling Shareholder specifically agrees that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or by the occurrence of any other event. If such Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares to be sold by such Selling Shareholder shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement, and actions taken by the Attorney-in-Fact pursuant to the Power-of-Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorney-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

    5.  Certain Covenants of the Company. The Company hereby agrees:

      (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares) or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject; and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or overt threatening of any proceeding for such purpose;

      (b) to make available to the Underwriters in New York City as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, at the expense of the Company, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

      (c) to (i) advise you promptly and (if requested by you) to confirm such advice in writing when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) prepare the Prospectus in a form approved by you and, if Rule 430A under the Act is used, to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act and to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof, and (iii) advise you promptly and (if requested by you) to confirm such advice in writing when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act;

      (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall object in writing;

      (e) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing;

      (f)  if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

      (g) to furnish to you and, upon request, to each of the other Underwriters for so long as any Underwriter is required to deliver a prospectus in connection with the sale of the Shares such information as you may reasonably request regarding the Company or its Subsidiaries;

      (h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

      (i)  to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than February 15, 2003;

      (j)  to furnish to its shareholders as soon as reasonably practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

      (k) to furnish to you three (3) conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

      (l)  to furnish to you as early as reasonably practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two (2) business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(b) hereof;

      (m) to apply the net proceeds from the sale of the Shares by the Company in the manner set forth under the caption "Use of Proceeds" in the Prospectus and such that the Company will not become an "investment company" as that term is defined in the Investment Company Act;

      (n) to pay all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 7 hereof and (iii), (iv) and (vi) below, which fees and disbursements of counsel for the Underwriters pursuant to (iii), (iv) and (vi) below shall not exceed, in the aggregate, $15,000) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or reasonable legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on Nasdaq National Market and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD and (vii) the performance of the Company's other obligations hereunder;

      (o) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (e) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

      (p) not to sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of common stock or securities convertible into or exchangeable or exercisable for common stock or warrants or other rights to purchase common stock or any other securities of the Company that are substantially similar to common stock, or register under the Act, or permit such registration, any such common stock or such securities, except (i) for the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) the Company's issuance of Class A common stock upon the exercise of currently outstanding options to purchase Class A common stock, (iii) the Company's issuance of options and Common Stock upon the exercise of options under its Amended and Restated 1996 Equity Incentive Plan and Common Stock under its Employee Stock Purchase Plan, (iv) the Company's issuance of Common Stock to satisfy payment price and contingent earn-out obligations incurred by the Company in connection with prior acquisitions, and (v) shares of capital stock issued in connection with the acquisition by the Company of the assets or capital stock of another person or entity, whether directly, through merger or consolidation or otherwise, if the terms of such issuance provide that such shares of capital stock shall not be resold for a period of 60 days following the date of the Prospectus; and the Company hereby agrees it shall not release any party from such restriction without the prior written consent of UBS Warburg LLC for a period of 60 days after the date of the Prospectus;

      (q) to use its best efforts to cause the Shares to be listed for quotation on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ").

    6.  Covenants of the Selling Shareholders. Each of the Selling Shareholders agree to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares to be sold by such Selling Shareholder hereunder. The Company agrees with the Selling Shareholders to pay all costs and expenses incident to the performance of the obligations of the Selling Shareholders under this Agreement (except as set forth above), including, but not limited to, all expenses incident to the delivery of the certificates for the Shares to be sold by the Selling Shareholders, the costs and expenses incident to the preparation, printing and filing of the Registration Statement (including all exhibits thereto) and the Prospectus and any amendments or supplements thereto, the expenses, subject to Section 5(n), of qualifying the Shares to be sold by the Selling Shareholders under the state securities or blue sky laws, all filing fees and, subject to Section 5(n), the reasonable fees and expenses of counsel for the Underwriters payable in connection with the review of the offering of the Shares by the NASD, and the cost of furnishing to the Underwriters the required copies of the Registration Statement and Prospectus and any amendments or supplements thereto; provided that each Selling Shareholder agrees to pay or cause to be paid its pro rata share (based on the percentage which the number of Shares sold by such Selling Shareholder bears to the total number of Shares sold) of all underwriting discounts and commissions.

    7.  Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the first two paragraphs of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(n) hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

    8.  Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders on the date hereof, at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

      (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Cooley Godward LLP, counsel for the Company and the Selling Shareholders, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Sullivan & Cromwell, counsel for the Underwriters, stating that:

        (i)      the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

        (ii)    to the best of such counsel's knowledge, the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary except where the failure to so qualify, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

        (iii)    the Agreement has been duly authorized, executed and delivered by the Company;

        (iv)    the Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters, will be validly issued and will be fully paid and non-assessable;

        (v)    the Company has authorized (as of the dates indicated) shares of capital stock as set forth in the Registration Statement and the Prospectus under the caption "Capitalization"; the outstanding shares of capital stock of the Company are free of preemptive rights, co-sale rights, rights of first refusal and similar rights under the California Corporations Code (the "California Code") or the charter or bylaws or other organizational documents of the Company, or any contract, commitment or instrument filed as an exhibit to the Registration Statement; the Shares when issued will be free of preemptive rights under the California Code or any contract, commitment or instrument filed as an exhibit to the Registration Statement; and the certificates for the Shares conform to the requirement of the California Code;

        (vi)    other than the Subsidiaries, to our knowledge the Company does not own or control, directly or indirectly, any corporation, association or other entity; each of Tsource, Inc., a Delaware corporation and Tier Technologies (United Kingdom), Inc., a Delaware corporation (together, the "Domestic Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; Tsource, Inc. is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary except where the failure to so qualify, would not be reasonably expected to have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Domestic Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, except as otherwise stated in the Registration Statement, are owned by the Company, in each case subject to no security interest, other encumbrance or, to our knowledge, adverse claim; to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Domestic Subsidiaries are outstanding;

        (vii)   the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus under the caption "The offering" (as incorporated by reference therein from the Company's Registration Statement on Form 8-A filed with the Commission on October 10, 1997, as updated by the Company's Amended and Restated Articles of Incorporation filed with the Company's Annual Report on Form 10-K, for the period ended September 30, 1998);

        (viii)  the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

        (ix)    the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or overtly threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

        (x)    no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Company of the transactions as contemplated hereby other than those that have been obtained under the Act, the Exchange Act and the rules of the Nasdaq National Market, and provided such counsel expresses no opinion as to any necessary qualifications under foreign or state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any necessary approval of the Corporate Financing Department of NASD Regulation, Inc.;

        (xi)    the execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Shares do not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of, or constitute a default under), (A) any provisions of the charter or bylaws of the Company or either of its Domestic Subsidiaries, (B) under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument filed as an exhibit to the Registration Statement, or (C) any decree, judgment or order known by us to be applicable to the Company or either of its Domestic Subsidiaries;

        (xii)   to the best of such counsel's knowledge, neither the Company nor either of its Domestic Subsidiaries is in violation of its charter or bylaws;

        (xiii)  to the best of such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

        (xiv)   to the best of such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending or overtly threatened to which the Company or either of its Domestic Subsidiaries is subject or of which any of their respective properties is subject, whether at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

        (xv)   the Company is not, and upon sale of the Shares will not be, an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

        (xvi)   the Shares have been authorized for inclusion on the Nasdaq National Market, subject to notice of issuance;

        (xvii) this Agreement and the Custody Agreement have been executed and delivered by or on behalf of each of the Selling Shareholders; the Custodian has been duly and validly authorized to act as the Custodian of the Shares to be sold by each such Selling Shareholder; the performance of this Agreement and the Custody Agreement and the consummation of the transactions therein contemplated by the Selling Shareholders do not, to the knowledge of such counsel, violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to any Selling Shareholder (except that such counsel need express no opinion as to foreign or state securities or blue sky laws or as to compliance with the antifraud provisions of federal and state securities laws);

        (xviii) to such counsel's knowledge, no consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for consummation by the Selling Shareholders of the transactions on their part contemplated by this Agreement and the Custody Agreement, except such as have been made or obtained under the Act and as may be required under foreign or state securities or blue sky laws or the bylaws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares (as to which such counsel need express no opinion) and such as have been obtained or made under the Act;

        (xix)   immediately prior to the date hereof, each Selling Shareholder was the sole registered owner of the Shares to be sold by the Selling Shareholder on the date hereof; upon registration of the Shares to be sold by the Selling Shareholder in the names of the Underwriters in the stock records of the Company, assuming the Underwriters purchased such Shares in good faith and without notice of any adverse claim within the meaning of the applicable Uniform Commercial Code, the Underwriters will have acquired the Shares free of any adverse claim known to us, any lien in favor of the Company and any restrictions on transfer imposed by the Company; and

        (xx)    each of this Agreement and the Custody Agreement is a valid and binding agreement of each Selling Shareholder, constitutes a valid and binding obligation of each Selling Shareholder and is enforceable against each Selling Shareholder in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles and limitations on the availability of equitable remedies.

        (xxi)   during the course of the preparation of the Registration Statement, such counsel participated in conferences with representatives of the Underwriters and with officers and other representatives of the Company, and representatives of the independent public accountants of the Company at which the contents of the Registration Statement and Prospectus were discussed. Although such counsel has not independently verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except to the extent stated in subparagraphs (vii), (viii), (xiii) and (xiv) above), on the basis of the foregoing, no facts have come to such counsel's attention that have caused such counsel to believe that the Registration Statement, as of the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel expresses no opinion with respect to the financial statements and schedules, related notes, other financial data and statistical data derived therefrom included in the Registration Statement and Prospectus.

      (b) You shall have received from PricewaterhouseCoopers LLP, letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS Warburg LLC.

      (c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Sullivan & Cromwell, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to such matters as you reasonably request.

      (d) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed prior to the time the Registration Statement becomes effective to which you object in writing.

      (e) The Registration Statement shall have become effective, or if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:00 P.M., New York City time, on the second (2nd) full business day after the date of this Agreement unless a later time shall be agreed to by the Company and you in writing or by telephone, confirmed in writing; provided, however, that the Company and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date.

      (f)  Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

      (g) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and adverse change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and its Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and adverse to the Company shall have been entered into by the Company or any of its Subsidiaries.

      (h) The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate of two of its executive officers to the effect that, to such officers' knowledge, the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be and the conditions set forth in paragraphs (f) and (g) of this Section 8 have been met.

      (i)  You shall have received signed lock-up agreements in the form attached hereto as Exhibit A, dated the date of this Agreement, from each of the directors and officers of the Company and the Selling Shareholders.

      (j)  The Company and the Selling Shareholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

      (k) The Shares shall have been approved for listing for quotation on NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

      (l)  Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

      (m) Freehills, counsel to the Company in Australia, and Eversheds, counsel to the Company in the United Kingdom, shall have furnished to you their written opinion, dated such time of purchase, in form and substance satisfactory to you, with respect to Tier Technologies (Australia) PTY Limited, ADC Consultants PTY Limited and GC Simsion, GR Bowles & Associates PTY LTD, (collectively, the "Australian Subsidiaries") by Freehills, and Tier Technologies (United Kingdom), Inc. by Eversheds, as applicable, to the effect that:

        (i)  each of the Australian Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; each of the Australian Subsidiaries and Tier Technologies (United Kingdom), Inc. (together, the "Foreign Subsidiaries") are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which such qualification is necessary except where the failure to so qualify, would not be reasonably expected to have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Australian Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, except as otherwise stated in the Registration Statement, are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim; to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Foreign Subsidiaries are outstanding;

        (ii) the execution and delivery of this Agreement by the Company and the issuance and sale of the Shares do not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of, or constitute a default under), (A) any provisions of the charter or bylaws of any of the Australian Subsidiaries or (B) any decree, judgment or order known by such counsel to be applicable to any of the Foreign Subsidiaries;

        (iii) to the best of such counsel's knowledge, none of the Australian Subsidiaries is in violation of its charter or bylaws; and

        (iv) to the best of such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending or overtly threatened to which any of the Foreign Subsidiaries is subject or of which any of their respective properties is subject, whether at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency.

    9.  Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

    The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the operations, business, condition or prospects of the Company and its Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, or (ii) there shall have occurred any downgrading, or any notice shall have been given of any intended or potential downgrading or any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act or, if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

    If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 9, the Company and each other Underwriter shall be notified promptly by letter or telegram.

    If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(n), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder. Notwithstanding the foregoing, nothing in this paragraph shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

    10. Increase in Underwriters' Commitments. Subject to Sections 8 and 9, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

    Without relieving any defaulting Underwriter from its obligations hereunder, the Company and the Selling Shareholders agree with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

    If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five (5) business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

    The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

    If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five (5) business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Shareholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders and the Underwriters as provided in Sections 5, 7 and 11 hereof. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

    11. Indemnity and Contribution.

      (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; provided, however, that the indemnity agreement contained in this subsection (a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any partner, director or officer of any Underwriter or person controlling such Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which are the subject therof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure is the result of noncompliance by the Company with Section 5(b) hereof.

      Each Selling Shareholder, severally and not jointly, will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities (including the reasonable cost of investigation), joint or several, to which such Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; provided, however, that the indemnity agreement contained in this subsection (a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which are the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure is the result of noncompliance by the Company with Section 5(b) hereof. Notwithstanding the foregoing, the aggregate liability of any Selling Shareholder pursuant to the provisions of this Section 11(a) shall be limited to an amount equal to the aggregate purchase price received by such Selling Shareholder less Underwriters' discounts pursuant to this Agreement from the sale of Shares by such Selling Shareholder hereunder.

      If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or a Selling Shareholder pursuant to the foregoing paragraphs, such Underwriter or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which such party may have to any Underwriter or any such person or otherwise except to the extent the indemnifying party is materially prejudiced thereby. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without such party's written consent but if settled with the written consent of the indemnifying party, the indemnifying party, agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) days' prior notice of its intention to settle, including the terms of the settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

      (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, any Selling Shareholder and any person who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

      If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to any such person or otherwise except to the extent such Underwriter is materially prejudiced thereby. Such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) days' prior notice of its intention to settle, including the terms of the settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

      (c) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this Section 11 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)

  above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or a Selling Shareholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding. Notwithstanding the foregoing, the aggregate liability of any Selling Shareholder pursuant to the provisions of this Section 11(c) shall be limited to an amount equal to the aggregate purchase price received by such Selling Shareholder less Underwriters' discounts pursuant to this Agreement from the sale of Shares by such Selling Shareholder hereunder.

      (d) The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

      (e) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company and the Selling Shareholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, a Selling Shareholder, or any person who controls the Company or a Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, each Selling Shareholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

    12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1350 Treat Boulevard, Suite 250, Walnut Creek, California 94596, Attention: James L. Bildner, and to the Selling Shareholders shall be sufficient in all respects if delivered or sent to the Attorney-in-Fact at the offices of the Company at 1350 Treat Boulevard, Suite 250, Walnut Creek, California 94596, Attention: James L. Bildner.

    13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

    14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Underwriters, Company and the Selling Shareholders consent to the jurisdiction of such courts and personal service with respect thereto. The Underwriters, the Company and each Selling Shareholder hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each Selling Shareholder waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Underwriters, the Company and each Selling Shareholder agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Underwriter, Company or Selling Shareholder, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Underwriter, Company or Selling Shareholder, as the case may be, is or may be subject, by suit upon such judgment.

    15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and each Selling Shareholder and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

    16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart to this Agreement.

    17. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and each Selling Shareholder and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

    18. Miscellaneous. UBS Warburg LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

    A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

    If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Shareholders, and the Underwriters, severally.

Very truly yours, TIER TECHNOLOGIES, INC.
By:

Title:
By:

James L. Bildner, for himself and on behalf of the other Selling Shareholders as Attorney-In-Fact
Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A
UBS Warburg LLC Adams, Harkness & Hill, Inc. First Union Securities, Inc.
By: UBS WARBURG LLC
By:
Title:
By:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares
UBS WARBURG LLC
ADAMS, HARKNESS & HILL, INC.
FIRST UNION SECURITIES, INC.

Total	3,300,000

SCHEDULE B

Selling Shareholder	Number of Selling Shareholders' Firm Shares
James L. Bildner	200,000
James R. Weaver	25,000
Laura B. DePole	75,000

Total	300,000

Exhibit A

Form of Lock-Up Agreement

     December  , 2001

UBS Warburg LLC
Adams, Harkness & Hill, Inc.
First Union Securities, Inc.
as Managing Underwriters
c/o UBS Warburg LLC
299 Park Avenue
New York, New York 10171-0026

      Re: Tier Technologies, Inc.—Lock-Up Agreement

Ladies and Gentlemen:

    The undersigned understands that you, as managing underwriters (the "Managing Underwriters"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") on behalf of the several Underwriters named in Schedule A to such agreement (collectively, the "Underwriters"), with Tier Technologies, Inc., a California corporation (the "Company") and the selling shareholders named in Schedule B to such agreement, providing for a public offering (the "Offering") of the Class B Common Stock of the Company (the "Shares") pursuant to a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC").

    In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that (other than as set forth below), during the period beginning from the date of the Underwriting Agreement continuing to and including the date 60 days after such date, the undersigned will not sell, offer or agree to sell, contract to sell, grant any option to sell, or otherwise dispose of directly or indirectly, any shares of common stock of the Company or securities convertible into, exchangeable or exercisable for common stock or warrants or other rights to purchase common stock or any other securities of the Company that are substantially similar to the common stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares").

    The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to, or reasonably expected to lead to or result in, a sale or disposition of the Undersigned's Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned's Shares.

    Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of UBS Warburg LLC on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

    This Agreement shall terminate and be of no further effect if the Registration Statement is not declared effective by the SEC by February 28, 2002.

    The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

    This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York.

Very truly yours,
Exact Name of Shareholder
Authorized Signature
Title

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3,300,000 Shares Class B Common Stock (no par value) UNDERWRITING AGREEMENT
UNDERWRITING AGREEMENT
SCHEDULE A
SCHEDULE B
Exhibit A Form of Lock-Up Agreement